EXHIBIT 21


                        SUBSIDIARIES OF LINCOLN BANCORP

Subsidiaries of Lincoln Bancorp:

                 Name                              Jurisdiction of Incorporation
   -------------------------------------          -----------------------------
               Lincoln Bank                                  Federal
             LF Service Corp.                                Indiana
   Citizens Loan and Service Corporation                     Indiana
       LF Portfolio Services, Inc.                           Delaware